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                                                                 EXHIBIT EX-99.n

                                 AB FUNDS TRUST

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

SECTION 1. INTRODUCTION

This Amended and Restated Multiple Class Plan (this "18f-3 Plan") has been adopted by a majority of the Board of Trustees of AB Funds Trust (the "Trust"), including a majority of the Trustees who are not interested persons of the Trust (the "non-interested Trustees"), pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act"), with respect to each series of the Trust listed on Schedule A attached hereto (each a "Fund" and together the "Funds").

This Plan designates four classes, GS2 Class, GS4 Class, GS6 Class and GS8 Class (each, "Class" and together "Classes"). In accordance with Rule 18f-3 under the Act, this Plan sets forth the differences between the Classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.

The Trust's Board of Trustees, including a majority of the non-interested Trustees, has determined that this Plan, including the allocation of expenses, is in the best interests of the Trust as a whole, each Fund and each Class of shares offered by a Fund.

SECTION 2. ELEMENTS OF THE PLAN

A. Definitions. The following definitions shall apply herein:

     "Plans" refers to employee benefit plans and programs of organizations and persons that the Annuity Board of the Southern Baptist Convention ("Annuity Board") is authorized to serve.

     "Outside Service Plans" refers to Plans for which a service provider other than the Annuity Board provides plan record-keeping services for participants.

     "Prior Plans" refers to Plans other than Outside Service Plans that the Annuity Board was authorized to serve prior to June 1, 2004.

     "Standard Plans" refers to Plans other than Prior Plans or Outside Service Plans.

     "Prior Plan Eligibility Schedule " and "Standard Plan Eligibility Schedule" refer to the "Eligibility Schedules" as set forth in Section 2C.

B. Class Designation. Each Fund shall have one or more Classes, as may from time to time be created by the Board of Trustees of the Trust acting in accordance with the Trust Instrument, and as set forth on Schedule A attached hereto.

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C.   Eligibility. Shares of the Funds are not offered to the general public.

     GS8 Class shares are sold only to accounts for Standard Plans in accordance with the Standard Plan Eligibility Schedule and to accounts for Outside Service Plans upon selection of this class by a fiduciary for the plan other than the Annuity Board.

     GS6 Class shares are sold only to accounts for Standard Plans in accordance with the Standard Plan Eligibility Schedule and to accounts for Outside Service Plans upon selection of this class by a fiduciary for the plan other than the Annuity Board.

     GS4 Class shares are sold only to accounts, including IRA's, for: (a) individuals who participate or are eligible to participate in the Plans and other individuals who serve organizations that the Annuity Board is authorized to serve; (b) spouses of such individuals; (c) Prior Plans and Standard Plans in accordance with their respective Eligibility Schedules; and (d) Outside Service Plans upon selection of this class by a fiduciary for the plan other than the Annuity Board.

     GS2 Class shares are sold only to (a) accounts administered by the Annuity Board for cooperating Southern Baptist foundations and other Southern Baptist organizations in states where no affiliated Southern Baptist foundation is situated; (b) accounts for the Prior Plans and the Standard Plans in accordance with their respective Eligibility Schedules; and (c) other accounts of organizations the Annuity Board is authorized to serve.

                         Prior Plan Eligibility Schedule

          Eligibility Schedule Assets                     Blended Funds                 Select Funds
          ---------------------------                     -------------                 ------------
Less than $80 million                                          GS4                           GS4
$80 - $250 million                                             GS2                           GS4
Over $250 million                                              GS2                           GS2
No Participant Directed Accounts                               GS2                           GS2

                       Standard Plan Eligibility Schedule

          Eligibility Schedule Assets                     Blended Funds                 Select Funds
          ---------------------------                     -------------                 ------------
Less than $1 million                                           GS8                           GS8
$1 - $3 million                                                GS6                           GS8
$3 - $5 million                                                GS6                           GS6
$5 - $15 million                                               GS4                           GS6

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
          Eligibility Schedule Assets                     Blended Funds                 Select Funds
          ---------------------------                     -------------                 ------------
$15 - $80 million                                              GS4                           GS4
$80 - $250 million                                             GS2                           GS4
Greater than $250 million                                      GS2                           GS2
No Participant Directed Accounts                               GS2                           GS2

Notes:

   "Eligibility Schedule Assets" refers to assets taken into account for purposes of the applicable Eligibility Schedule and includes both assets of the Plan and other retirement plan assets of the organization sponsoring the Plan invested in AB Funds Trust and/or serviced by the Annuity Board as record-keeper (but shall not include assets of any third-party organization serving as Plan sponsor). Eligibility Schedule Assets shall also include such plan assets of organizations related to the organization sponsoring the Plan that share a central administrative unit with the organization sponsoring the Plan. Eligibility Schedule Assets shall be computed periodically as set forth in the Statement of Additional Information.

   Initial Purchases. Any assets that fall within the description of Eligibility Schedule Assets and that are held as of the initial purchase of shares for a Plan or received within ninety (90) days thereafter pursuant to a written commitment will be deemed to constitute Eligibility Schedule Assets for purposes of determining eligibility according to the applicable Eligibility Schedule.

   Each Class shall be subject to such investment minimums and other conditions of eligibility as are set forth in the prospectus for such Class as it may be amended from time to time.

D. Shareholder Service Plan Arrangements. GS4 Class, GS6 Class and GS8 Class shares of those Funds designated in the Trust's registration statement as "Select Funds" shall be subject to Shareholder Service Plans. The Shareholder Service Plans allow the GS4 Class, GS6 Class and GS8 Class of each Select Fund to spend annually up to 0.19%, 0.30% and 0.40%, respectively, of its average daily net assets attributable to such Class of its shares for servicing shareholder accounts of these Classes of the Select Funds and any Class of the Blended Funds which invest in such Select Fund Class.

     GS6 Class and GS8 Class shares of those Funds designated in the Trust's registration statement as "Blended Funds" shall be subject to Shareholder Service Plans. The Shareholder Service Plans allow the GS6 Class and GS8 Class of each Blended Fund to spend annually up to 0.11% and 0.21%, respectively, of its average daily net assets attributable to such Class of its shares for servicing shareholder accounts of these Classes of the Blended Funds.

     Such administrative and shareholder services may include, and are not limited to: (a) establishing and maintaining accounts and records; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of such Class of a Fund may be affected and other matters pertaining to services of such Class; (c)

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     providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing of purchase, exchange and redemption transactions; (e) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; (f) integrating periodic statements with other shareholder transactions; and
     (g) providing such other related services as the shareholder may request.

E. Distribution Plan Arrangements. GS6 Class shares of each Fund shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the Act. The Distribution Plan allows each Select Fund and each Blended Fund to spend annually up to 0.10% of its average daily net assets attributable to its GS6 Class shares for distribution fees.

     GS8 Class shares of each Fund shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the Act. The Distribution Plan allows each Select Fund and each Blended Fund to spend annually up to 0.30% of its average daily net assets attributable to its GS8 Class shares for distribution fees.

     The distribution fee with respect to the GS6 Class and GS8 Class of each Fund is paid to compensate the Annuity Board for distribution expenses incurred by it in connection with the offering and sale of shares of the GS6 Class and GS8 Class. Such expenses may include, but are not limited to, the following: costs of printing and distributing the Fund's Prospectus, Statement of Additional Information and sales literature to prospective investors; payments to and expenses of other persons who provide support services in connection with the distribution of the shares; and any other costs and expenses relating to distribution or sales support activities. The Annuity Board may retain all or a portion of the distribution fee. Payments under the Distribution Plan are not related directly to expenses actually incurred, and the payments may exceed distribution expenses actually incurred.

GS4 Class and GS2 Class shall not be subject to a Distribution Plan under Rule
    12b-1 under the Act.

F. Expense Allocation. All expenses of each Fund shall be allocated among its GS2 Class, its GS4 Class, its GS6 Class, and its GS8 Class, provided that all expenses of each Fund that does not have a GS2 Class shall be allocated among its GS4 Class, GS6 Class, and GS8 Class. Expenses shall be allocated on the basis of the net asset value of the Fund attributable to shares of such Class relative to the net asset value of the Fund as a whole, except that (i) the fees and expenses incurred by a Fund under the Shareholder Service Plan and Distribution Plan for its GS4 Class shares shall be allocated to the GS4 Class, (ii) the fees and expenses incurred by a Fund under the Shareholder Service Plan for its GS6 Class shares shall be allocated to the GS6 Class, (iii) the fees and expenses incurred by a Fund under the Shareholder Service Plan for its GS8 Class shares shall be allocated to the GS8 Class, and (iv) and the following types of expenses specific to each Class shall be allocated to such Class:

            i.    transfer agency and other recordkeeping costs;

            ii. Securities and Exchange Commission and blue sky registration or qualification

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                  fees;

            iii. printing and postage expenses related to printing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular Class or to regulatory authorities with respect to such Class;

            iv. audit or accounting fees or expenses relating solely to such Class;

            v. the expenses of administrative personnel and services as required to support the shareholders of such Class;

            vi. litigation or other legal expenses relating solely to such Class;

            vii. Trustees' fees and expenses incurred as a result of issues relating solely to such Class; and

            viii. other expenses subsequently identified and determined to be properly allocated to such Class; provided that in no event shall these include advisory or custodial fees, tax return preparation fees or other expenses related to the management of a Fund's assets.

G. Conversion Features. For any Plan with an initial purchase date after June 1, 2004, Eligibility Schedule Assets will be re-evaluated within thirty (30) days of the second anniversary following the initial purchase date. Subsequent re-evaluations will occur in alternate years within thirty (30) days of the anniversary of the initial purchase date in such years. For any Plan with an initial purchase date on or before June 1, 2004, Eligibility Schedule Assets will be re-evaluated as of November 1, 2004 and thereafter in alternate years within thirty (30) days of November 1 in such years. For purposes of re-evaluation, average monthly Eligibility Schedule Assets over the 12-month period immediately prior to the re-evaluation date will be calculated and applied to the respective Eligibility Schedules. If the re-evaluation indicates that a Plan is ineligible under the applicable Eligibility Schedule for the class of shares of a fund in which it is currently invested, then the Plan's shares will automatically be exchanged for shares of the appropriate class of that fund pursuant to the Eligibility Schedule as soon as administratively possible following the re-evaluation date but in no event later than 180 days following the re-evaluation date.

   Accounts of all shareholders that are not Plans will be automatically exchanged to the Class for which they are eligible under this Amended and Restated 18f-3 Plan, promptly upon the effective date of this 18f-3 Plan.

H. Exchange Privileges. GS2 Class shares of each Fund shall be exchangeable only for GS2 Class shares of each other Fund offering such Class of shares. GS4 Class shares of each Fund shall be exchangeable only for GS4 Class shares of each other Fund offering such Class of shares. GS6 Class shares of each Fund shall be exchangeable only for GS6 Class shares of each other Fund offering such Class of shares. GS8 Class shares of each Fund shall be exchangeable only for GS8 Class shares of each other Fund offering such Class of shares. Each exchange shall be made, with no sales charge, based upon the relative net asset values of the Classes, subject to any investment minimums and other conditions of eligibility as are set forth in the then current prospectuses of the Fund into which the shareholder wishes to exchange. Notwithstanding the foregoing, shares of any Class may be exchanged for any other Class prior to the effectiveness of the Trust's registration statement.

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I. Voting and other Rights. The GS2 Class, GS4 Class, GS6 Class and GS8 Class
   shall each have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to such Class or to any 12b-1 plan adopted with respect to such Class, or to the arrangements contained in this Plan relating solely to such Class; (b) separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of another Class; and (c) in all other respects, the same rights and obligations as the other Classes.

Adopted:  May 15, 2001

Amended and Restated:  May 11, 2004

Amended and Restated:  August 4, 2004 and effective November 8, 2004.

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                          SCHEDULE A TO AB FUNDS TRUST
                               MULTIPLE CLASS PLAN

Select Funds Offering Shares of GS2 Class, GS4 Class, GS6 Class and GS8 Class

                                 Money Market Fund
                                 Low-Duration Bond Fund
                                 Medium-Duration Bond Fund
                                 Extended-Duration Bond Fund
                                 Equity Index Fund
                                 Value Equity Fund
                                 Growth Equity Fund
                                 Small Cap Equity Fund
                                 International Equity Fund

Blended Funds Offering Shares of GS4 Class, GS6 Class and GS8 Class

                                 Flexible Income Fund
                                 Growth & Income Fund
                                 Capital Opportunities Fund
                                 Global Equity Fund

Blended Funds Offering Shares of GS2 Class

                                 Flexible Income Fund I
                                 Growth & Income Fund I
                                 Capital Opportunities Fund I
                                 Global Equity Fund I

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